UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 12, 2012

Mercury Computer Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	000-23599	04-2741391
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Riverneck Road, Chelmsford, Massachusetts		01824
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (978) 256-1300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 12, 2012, Mercury Computer Systems, Inc. (the “Company”) entered into a credit agreement (the “Credit Agreement”) with a syndicate of commercial banks and KeyBank National Association acting as the administrative agent. The following summary of the Credit Agreement is qualified in its entirety by reference to the credit agreement that is filed as Exhibit 10.1 to this Current Report on Form 8-K.

The Credit Agreement provides for a $200.0 million senior unsecured revolving line of credit (the “Revolver”). The Revolver is available for working capital, acquisitions, and general corporate purposes of the Company and its subsidiaries. The Revolver is available for borrowing during a five year period, with interest payable periodically during such period as provided in the Credit Agreement and principal due at the maturity of the Revolver.

The Credit Agreement has an accordion feature permitting the Company to request from the lenders an increase in the aggregate amount of the credit facility in the form of an incremental revolver or term loan in an amount not to exceed $50.0 million. Any such increase would require only the consent of the lenders increasing their respective commitments under the credit facility.

The interest rates applicable to borrowings under the Credit Agreement involve various rate options that are available to the Company. The rates are calculated using a combination of conventional base rate measures plus a margin over those rates. The base rates consist of LIBOR rates and prime rates. The actual rates will depend on the level of these underlying rates plus a margin based on the Company’s leverage at the time of borrowing.

Borrowings under the Credit Agreement are senior unsecured loans. Each of the Company’s domestic subsidiaries is a guarantor under the Credit Agreement.

The Credit Agreement provides for conventional affirmative and negative covenants, including a maximum leverage ratio of 3.50x and a minimum interest coverage ratio of 3.0x. Each of the two ratios referred to above is calculated based on consolidated EBITDA, as defined in the Credit Agreement, on a consolidated basis for each consecutive four fiscal quarter period, after giving pro forma effect for any acquisitions or dispositions. Acquisitions are permitted under the Credit Agreement without any dollar limitation so long as, among other requirements, no default or event of default exists or would result therefrom, the Company is in compliance with a maximum leverage ratio of 3.25x and a minimum interest coverage ratio of 3.0x, in each case, after giving pro forma effect to the applicable acquisition. In addition, the Credit Agreement contains certain customary representations and warranties, and events of default.

The Company did not borrow under the Credit Agreement at the October 12, 2012 closing.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with entering into the Credit Agreement, on October 12, 2012, the Company terminated its Loan and Security Agreement with Silicon Valley Bank dated February 12, 2010, as amended on March 30, 2011 (the “Loan and Security Agreement”). The Loan and Security Agreement provided for a $35.0 million revolving line of credit. The Company terminated the Loan and Security Agreement early without penalty. Silicon Valley Bank released its security interests in the Company’s assets in connection with the termination of the Loan and Security Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 12, 2012, the Company entered into a Credit Agreement with a syndicate of commercial banks, with KeyBank National Association acting as the administrative agent. Reference is made to Item 1.01 of this Current Report on Form 8-K for a summary of the Credit Agreement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Class III Directors

At the Annual Meeting of Shareholders held on October 17, 2012 (the “Annual Meeting”), Messrs. George K. Mueller and Vincent Vitto were elected as Class III Directors for a three-year term ending in 2015.

2005 Stock Incentive Plan

At the Annual Meeting, shareholders approved an amendment and restatement of the Company’s 2005 Stock Incentive Plan (the “2005 Plan”) that increases the aggregate number of shares issuable under the plan by 1,500,000 shares. A summary of the material terms and conditions of the amended and restated 2005 Plan is set forth in the Company’s Definitive Proxy Statement, filed with the Securities and Exchange Commission on August 31, 2012 (the “Proxy Statement”), under the caption “Proposal 2: Approval of Amendment and Restatement of Mercury Computer Systems, Inc. 2005 Stock Incentive Plan – Summary of the Amended and Restated 2005 Plan.” Such description is incorporated herein by reference and is qualified in its entirety by reference to the full text of the amended and restated 2005 Plan, which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On October 17, 2012, the Company held its Annual Meeting. The final voting results for the Annual Meeting are as follows:

1.	Election of Class III Directors:

Mr. George K. Muellner

For:	24,611,724
Withheld:	2,129,815
Broker Non-Votes:	2,814,050

Mr. Vincent Vitto

For:	26,119,519
Withheld:	622,020
Broker Non-Votes:	2,814,050

2.	Amendment and restatement of the 2005 Stock Incentive Plan:

For:	17,648,892
Against:	9,083,884
Abstain:	8,763
Broker Non-Votes:	2,814,050

3.	Advisory vote to approve the compensation of the Company’s named executive officers for fiscal year 2012:

For:	24,461,512
Against:	850,134
Abstain:	1,429,893
Broker Non-Votes:	2,814,050

4.	Approval of the change in our name to “Mercury Systems, Inc.:

For:	29,169,235
Against:	380,690
Abstain:	5,664
Broker Non-Votes:	0

5.	Ratification of KPMG LLP as independent registered public accounting firm for the fiscal year ending June 30, 2013:

For:	29,493,603
Against:	52,208
Abstain:	9,778
Broker Non-Votes:	0

Item 8.01	Other Events.

The Company’s Board of Directors held a meeting at which it elected Vincent Vitto as Chairman of the Board and determined the composition of the Board committees for the upcoming year. The committees of the Board will be constituted as follows:

Audit Committee: William K. O’Brien (Chairman), James K. Bass, Lee C. Steele

Compensation Committee: Michael A. Daniels (Chairman), George W. Chamillard, and George K. Muellner

Nominating and Governance Committee: Vincent Vitto (Chairman), Michael A. Daniels, and William K. O’Brien

Ad Hoc M&A Review Committee: George K. Muellner (Chairman), Michael A. Daniels, William K. O’Brien, and James K. Bass (Alternate)

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Credit Agreement dated as of October 12, 2012 among Mercury Computer Systems, Inc., the lenders from time to time party thereto, KeyBank National Association, as the administrative agent, swing line lender, a letter of credit issuer and as joint lead arranger and joint bookrunner, TD Bank, N.A., as joint lead arranger, joint bookrunner and co-syndiation agent, U.S. Bank National Association, as joint lead arranger, joint bookrunner and co-syndiation agent and Sovereign Bank, N.A., as documentation agent

10.2	Mercury Computer Systems, Inc. Amended and Restated 2005 Stock Incentive Plan (incorporated herein by reference to Appendix A to Mercury Computer Systems, Inc.’s Definitive Proxy Statement filed with the Securities and Exchange Commission on August 31, 2012)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 17, 2012	MERCURY COMPUTER SYSTEMS, INC.

	By:	/s/ Gerald M. Haines II
Gerald M. Haines II
Senior Vice President, Corporate Development, Chief Legal Officer, and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement dated as of October 12, 2012 among Mercury Computer Systems, Inc., the lenders from time to time party thereto, KeyBank National Association, as the administrative agent, swing line lender, a letter of credit issuer and as joint lead arranger and joint bookrunner, TD Bank, N.A., as joint lead arranger, joint bookrunner and co-syndiation agent, U.S. Bank National Association, as joint lead arranger, joint bookrunner and co-syndiation agent and Sovereign Bank, N.A., as documentation agent

10.2	Mercury Computer Systems, Inc. Amended and Restated 2005 Stock Incentive Plan (incorporated herein by reference to Appendix A to Mercury Computer Systems, Inc.’s Definitive Proxy Statement filed with the Securities and Exchange Commission on August 31, 2012)